THE SECURITIES REPRESENTED BY THIS WARRANT CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SHARES UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE SECURITIES ACT. ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS AND THE LAWS OF OTHER APPLICABLE JURISDICTIONS.

COMMON STOCK PURCHASE WARRANT

For the Purchase of __________ Shares
of Common Stock, $0.001 par value
of

NUCON-RF, INC.
A Nevada Corporation

For value received, _____________________ (the “Holder”), or his assigns, is entitled to, on or before the date specified below on which this Common Stock Purchase Warrant (the “Warrant”) expires, but not thereafter, to subscribe for, purchase and receive the number of fully paid and nonassessable shares of the common stock, $.001 par value (the “Common Stock”), of NUCON-RF, Inc., a Nevada corporation (the “Company”) set forth above, at the price of $1.50 per share of Common Stock (the “Exercise Price”), upon presentation and surrender of this Warrant and upon payment by bank check of the Exercise Price for such shares of Common Stock to the Company at the principal office of the Company.

1. Exercise of Warrant. This Warrant may be exercised in whole or in part, from time to time, commencing on the date hereof (the “Issue Date”) and expiring on the second (2nd) anniversary date hereof, by presentation and surrender hereof to the Company, with the Exercise Form annexed hereto duly executed and accompanied by payment by bank check of the Exercise Price for the number of shares specified in such form, together with all federal and state taxes applicable upon such exercise, if any. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant and the Exercise Price at the office of the Company, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. If the subscription rights represented hereby shall not be exercised at or before 5:00 P.M., Pacific Time, on the expiration date specified above, this Warrant shall become void and without further force or effect, and all rights represented hereby shall cease and expire.

2. Rights of the Holder. Prior to exercise of this Warrant, the Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

3. Adjustment in Number of Shares.

(A) Adjustment for Reclassifications. In case at any time, or from time to time, after the Issue Date the holders of the Common Stock of the Company (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefore, other or additional stock or other securities or property (including cash) by way of stock-split, spinoff, reclassification, combination of shares or similar corporate rearrangement (exclusive of any stock dividend of its or any subsidiary’s capital stock), then and in each such case the Holder(s) of this Warrant, upon the exercise hereof as provided in Section 1, shall be entitled to receive the amount of stock and other securities and property which such Holder(s) would hold on the date of such exercise if on the Issue Date they had been the holder of record of the number of shares of Common Stock of the Company called for on the face of this Warrant and had thereafter, during the period from the Issue Date, to and including the date of such exercise, retained such shares and/or all other or additional stock and other securities and property receivable by them as aforesaid during such period, giving effect to all adjustments called for during such period. In the event of a declaration of a dividend payable in shares of any equity security of a subsidiary of the Company, then the Company may cause to be issued a warrant to purchase shares of the subsidiary (“Springing Warrant”) in an amount equal to such number of shares of the subsidiary’s securities to which the Holders would have been entitled, but conditioned upon the exercise of this Warrant as a prerequisite to receiving the shares issuable pursuant to the Springing Warrant.

(B) Adjustment for Reorganization, Consolidation, Merger. In case of any reorganization of the Company (or any other corporation the stock or other securities of which are at the time receivable on the exercise of this Warrant) after the Issue Date, or in case, after such date, the Company (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then and in each such case the Holder(s) of this Warrant, upon the exercise hereof as provided in Section 1, at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of this Warrant prior to such consummation, the stock or other securities or property to which such Holder(s) would be entitled had the Holders exercised this Warrant immediately prior thereto, all subject to further adjustment as provided herein; in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.

4. Officer’s Certificate. Whenever the number of shares of Common Stock issuable upon exercise of this Warrant or the Exercise Price shall be adjusted as required by the provisions hereof, the Company shall forthwith file in the custody of its Secretary at its principal office, an officer’s certificate showing the adjusted number of shares of Common Stock or Exercise Price determined as herein provided and setting forth in reasonable detail the facts requiring such adjustment. Each such officer’s certificate shall be made available at all reasonable times for inspection by the Holder(s) and the Company shall, forthwith after each such adjustment, deliver a copy of such certificate to the Holder(s). Such certificate shall be conclusive as to the correctness of such adjustment.

5. Restrictions on Transfer. Certificates for the shares of Common Stock to be issued upon exercise of this Warrant shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SHARES UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE SECURITIES ACT. ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS AND THE LAWS OF OTHER APPLICABLE JURISDICTIONS.

The Holder, by acceptance hereof, agrees that, absent an effective registration statement under the Securities Act covering the disposition of this Warrant or the Common Stock issued or issuable upon exercise hereof, such Holder(s) will not sell or transfer any or all of this Warrant or such Common Stock without first providing the Company with an opinion of counsel reasonably satisfactory to the Company to the effect that such sale or transfer will be exempt from the registration and prospectus delivery requirements of the Securities Act. The Holder agrees that the certificates evidencing the Warrant and Common Stock which will be delivered to the Holder by the Company shall bear substantially the following legend: The Holder of this Warrant, at the time all or a portion of such Warrant is exercised, agrees to make such written representations to the Company as counsel for the Company may reasonably request, in order that the Company may be reasonably satisfied that such exercise of the Warrant and consequent issuance of Common Shares will not violate the registration and prospectus delivery requirements of the Securities Act, or other applicable state securities laws.

6. Loss or Mutilation. Upon receipt by the Company of evidence satisfactory to it (in the exercise of reasonable discretion) of the ownership of and the loss, theft, destruction or mutilation of any Warrant and (in the case of loss, theft or destruction) of indemnity satisfactory to it (in the exercise of reasonable discretion), and (in the case of mutilation) upon surrender and cancellation thereof, the Company will execute and deliver in lieu thereof a new Warrant of like tenor.

7. Reservation of Common Stock. The Company shall at all times reserve and keep available for issue upon the exercise of the Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants.

8. Notices. All notices and other communications from the Company to the Holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, to the address of such Holder as it appears in the subscription documents delivered by the Holder to the Company.

9. Change; Waiver. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

10. Law Governing. This Warrant shall be construed and enforced in accordance with and governed by the laws of New York.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer on __________________, 2007.

NUCON-RF, INC.

By:
Todd Sinclair
Chief Financial Officer

Form to be used to exercise Warrant:

TO: NUCON-RF, INC.	DATE: ____________________

The undersigned hereby elects irrevocably to exercise the within Warrant and to purchase  ________ shares of the Common Stock of the Company called for thereby, and hereby makes payment by cashier’s check of $______________(at the rate of $1.50 per share of the Common Stock) in payment of the Exercise Price pursuant thereto. Please issue the shares of the Common Stock as to which this Warrant is exercised to:

___________________________

___________________________

___________________________

and if said number of Warrants shall not be all the Warrants evidenced by the within Warrant Certificate, issue a new Warrant Certificate for the balance remaining of such Warrants to _____________________ at the address stated above.

By:

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